UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2014

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559 , Bothell, WA		98041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2014, the Board of Directors of Marina Biotech, Inc. (the “Company”) authorized the appointment of Daniel E. Geffken, M.B.A. as interim Chief Financial Officer. Mr. Geffken replaces Philip C. Ranker, who resigned as interim Chief Financial Officer and Secretary of the Company effective as of the close of business on December 31, 2013. Mr. Ranker currently serves as a member of the Company’s Board of Directors.

Mr. Geffken, age 57, is a founder and Managing Director at Danforth Advisors, LLC, where he has served since 2011. He has worked in both the life science and renewable energy industries for the past 20 years. His work has ranged from early start-ups to publicly traded companies with $1 billion+ market capitalizations. Previously, he served as COO or CFO of four publicly traded and four privately held companies, including Seaside Therapeutics, Inc., where he served as COO from 2009 to 2011. In addition, he has been involved with multiple rare disease-focused companies in areas such as Huntington's disease, amyotrophic lateral sclerosis, fragile X syndrome, hemophilia A and Gaucher disease, including the approval of enzyme replacement therapies for the treatments of Fabry disease and Hunter syndrome. Mr. Geffken has raised more than $700 million in equity and debt securities. Mr. Geffken started his career as a C.P.A. at KPMG and, later, as a principal in a private equity firm. Mr. Geffken received his M.B.A from the Harvard Business School and his B.S. from the Wharton School, University of Pennsylvania.

The Company previously entered into a Consulting Agreement, effective as of January 9, 2014, with Danforth Advisors, LLC (“Danforth”), pursuant to which the Company engaged Danforth to serve as an independent consultant for the purpose of providing the Company with certain strategic and financial advice and support services during the one-year period beginning on January 9, 2014. Mr. Geffken is a founder and Managing Director at Danforth. The Company anticipates that it will pay Danforth approximately $250,000 during the first year of the engagement. The Company also issued to Danforth, upon the effectiveness of the agreement, 10-year warrants to purchase up to 100,800 shares of the Company’s common stock, which warrants are exercisable at $0.481 per share and shall vest on a monthly basis over the two-year period beginning on the effective date of the agreement.

Other than as described herein, there are no related party transactions between the Company and Mr. Geffken, and Mr. Geffken is neither related to, nor does he have any relationship with, any existing member of the Board or any executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINA BIOTECH, INC.

May 19, 2014	By:	/s/ J. Michael French
	Name:	J. Michael French
	Title:	Chief Executive Officer